Corporate Contact:
Mark Thompson
Chief Financial Officer
Affymax, Inc.
650-812-8700

AFFYMAX BOARD ANNOUNCES DECISION TO
DISSOLVE THE COMPANY

Cupertino, Calif., June 24, 2014 – Affymax, Inc. (AFFY), a biopharmaceutical company, today announced that its Board of Directors has approved the liquidation and dissolution of the company, subject to stockholder approval, and plans to distribute all available cash to its stockholders as soon as legally permitted and reasonably practicable after paying or making reasonable provision for all known and potential liabilities and other obligations of the Company. Based on the information the Company currently has available, which is subject to change, the Company estimates that the aggregate amount of the distribution to stockholders could be a few cents per share, based on 37,490,095 shares of common stock outstanding as of April 30, 2014 and the remaining cash of approximately $4 million as of May 2014.
Plan of Liquidation and Dissolution
The Company's Board of Directors has approved a plan of liquidation and dissolution of the Company, which is subject to stockholder approval. The Company intends to call a meeting of its stockholders to seek approval of the dissolution and will file proxy materials with the Securities and Exchange Commission as soon as practicable.
This decision follows the recent joint announcement by the Company and Takeda Pharmaceutical Company Limited (Takeda) that Takeda has completed a detailed investigation of the postmarketing reports of serious hypersensitivity reactions including anaphylaxis, which may be life-threatening or fatal.  As announced, Takeda confirmed that no quality or manufacturing issues were present, but it was not able to identify a specific root cause for the reactions that were observed.  In light of these findings, OMONTYS would not be permitted to be returned to the market and Takeda is working with the FDA to withdraw approval.   Based on this outcome, the Board has determined it to be in the best interests of the stockholders to dissolve the Company.
The plan of liquidation and dissolution contemplates an orderly wind down of the Company's remaining business and operations. If the Company's stockholders approve the dissolution, the Company intends to file a certificate of dissolution with the Delaware Secretary of State, satisfy or resolve its remaining

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liabilities and obligations, including but not limited to contingent liabilities and claims, lease obligations, and costs associated with the liquidation and dissolution, and make distributions to its stockholders of cash available for distribution, subject to applicable legal requirements. In order to conserve its available resources and assets, the Company plans to seek relief from certain of its reporting obligations under the Securities Exchange Act of 1934, as amended and, upon the filing of the certificate of dissolution, the Company also intends to cease trading in its stock on the public markets, close its stock transfer books and discontinue recording transfers of shares of its stock.
Subject to claims that may be presented to the Company as part of the dissolution process, the Company currently estimates that it will maintain an initial reserve for any contingent and unknown obligations and liabilities, in accordance with applicable law until the resolution of such matters. Any remaining cash is expected to be distributed to stockholders as soon as reasonably practicable and permitted by applicable law. The amount distributable to stockholders, however, may vary substantially from the amount estimated above based on a number of factors, including the resolution of outstanding known and contingent liabilities, the possible assertion of claims currently unknown to the Company, and costs incurred to wind down the Company's business. If additional amounts are ultimately determined to be necessary to satisfy any of these obligations, stockholders may receive no distributions or amounts substantially less than the Company’s current estimate.
If, prior to its dissolution, the Company receives an offer for a transaction that will, in the view of the Board, provide superior value to stockholders compared to the value of the estimated distributions under the plan of liquidation and dissolution, taking into account all factors that could affect valuation, including timing and certainty of payment and closing, and proposed terms and other factors, the plan of liquidation and dissolution could be abandoned in favor of such a transaction.
The plan of liquidation also provides for an alternative procedure in the event that the Company’s Board later determines that an assignment for the benefit of creditors under applicable state law would be preferable to dissolution. In seeking stockholder approval of the dissolution, the Company will also seek stockholder approval of the alternative procedure of an assignment for the benefit of creditors.
Important Additional Information will be filed with the SEC
This press release is for informational purposes only. It is not a solicitation of a proxy. In connection with the plan of dissolution, the Company intends to file with the SEC a proxy statement and other relevant materials. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the company with the SEC, at the SEC's web site at http://www.sec.gov. In addition, the Company will make available or mail a copy of the definitive proxy statement to stockholders of record on the record date when it becomes available. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Affymax, Inc., Attn: Secretary, 19200 Stevens Creek Blvd., Suite 240, Cupertino, CA 95014, or by accessing the "Investors—SEC Filings" section of the Company's website at www.Affymax.com. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the plan of dissolution.
About Affymax
Affymax, Inc. is a biopharmaceutical company based in Cupertino, California. For additional information, please visit www.affymax.com.

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Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain stockholder approval of the proposed plan of liquidation and dissolution; the Company's ability to accurately estimate the amounts required to pay all operating expenses, as well as other known, non-contingent liabilities through the dissolution and wind-down process; the Company's ability to settle, make reasonable provision for or otherwise resolve its liabilities and obligations, whether known or unknown, including the establishment of an adequate contingency reserve; the precise nature, amount and timing of any distributions to stockholders, if any; the possibility that any distributions to stockholders could be diminished or delayed by, among other things, sales of our assets, claim settlements with creditors, unexpected or greater than expected expenses; the possibility that distributions to stockholders may take several years to complete; the possibility that the company's Board of Directors could elect to abandon or delay implementation of the plan of liquidation and dissolution; the possibility that the Company's stockholders could be liable to company creditors in the event the Company fails to create an adequate contingency reserve to satisfy claims against the Company; and other statements contained in this press release regarding matters that are not historical facts. Additional risk factors are more fully discussed in The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, including under the caption "Risk Factors," and in The Company's other periodic reports filed with the SEC, all of which are available from the Company or from the SEC's website. Affymax undertakes no obligation to update any forward-looking statement in this press release.

Contact:

Affymax, Inc.
Lisa Maxson
+1 (650) 812-8700

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